Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69733 and 333-75504) and on Form S-3 (No. 333-113081) of our report dated November 14, 2003 with respect to the consolidated financial statements of Delphax Technologies Inc. for the year ended September 30, 2003, included in this Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
December 7, 2005